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                 [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                                                                  EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference, in this Registration Statement (Form S-3) used to register $250 million of senior notes, of our reports dated February 11, 1997, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this Registration Statement.


                                          /s/ Arthur Andersen LLP



Kansas City, Missouri,
   August 29, 1997